SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2004

REMOTE DYNAMICS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-26140	51-0352879

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1155 Kas Drive, Suite 100, Richardson, Texas 75081
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 301-2000

(Former Name or Former Address, if Changed Since Last Report)

Item 8.01. Other Events.

Company Regains Compliance with Nasdaq Marketplace Rule 4310(c)(4)

     On December 29, 2004, Remote Dynamics, Inc. (the “Company”) received written notice from the Nasdaq Listing Qualifications of the Nasdaq Stock Market that the Company had regained compliance with Nasdaq Marketplace Rule 4310(c)(4) as the closing bid price for the Company’s common stock has been at $1.00 per share or greater for at least 10 consecutive business days. Accordingly, the matter regarding the Company’s non-compliance with Marketplace Rule 4310(c)(4) was closed and the Company’s listing on the Nasdaq Small Cap Market was in good standing.

     A copy of the press release, dated December 30, 2004, announcing the Company’s receipt of the letter dated December 29, 2004 from Nasdaq indicating that the Company had regained compliance with Marketplace Rule 4310(c)(4), is attached hereto as Exhibit 99.1. A copy of the letter dated December 29, 2004 from Nasdaq indicating that the Company had regained compliance with Marketplace Rule 4310(c)(4), is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits. The following exhibits are filed with this document:

Exhibit No.	Description
99.1	Press Release dated December 30, 2004 announcing the Company’s receipt of the Nasdaq Letter indicating that the Company had regained compliance with Marketplace Rule 4310(c)(4).

99.2	Letter dated December 29, 2004 from Nasdaq indicating that the Company had regained compliance with Marketplace Rule 4310(c)(4).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMOTE DYNAMICS, INC.
/s/ W. Michael Smith
W. Michael Smith
Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer

Date: December 30, 2004

Exhibit No.	Description
99.1	Press Release dated December 30, 2004 announcing the Company’s receipt of the Nasdaq Letter indicating that the Company had regained compliance with Marketplace Rule 4310(c)(4).

99.2	Letter dated December 29, 2004 from Nasdaq indicating that the Company had regained compliance with Marketplace Rule 4310(c)(4).